Exhibit 10.37

LIFE INSURANCE BENEFIT AGREEMENT

This LIFE INSURANCE BENEFIT AGREEMENT (the “Agreement”) is made and entered into as of the 5th day of December, 2003, and shall be effective as of the 28th day of December, 2003 (the “Effective Date”), by and between COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the “Corporation”), Jan M. Harrison, Trustee under the J. Frank Harrison, III 2003 Irrevocable Trust dated December 8, 2003 (the “JFH Trust”), John R. Morgan, Trustee under the Harrison Family 2003 Irrevocable Trust dated December 8, 2003 (the “Family Trust”), and J. Frank Harrison, III (the “Executive” and together with the JFH Trust, the Family Trust and the Corporation, the “Parties”).

Statement of Purpose

Executive is the Chairman and Chief Executive Officer of the Corporation. The Corporation has previously provided Executive certain life insurance benefits in accordance with certain split-dollar arrangements. These split-dollar arrangements have been terminated effective December 27, 2003. As part of Executive’s continuing compensation and benefit arrangements, the Corporation wishes to provide replacement life insurance benefits for Executive.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties hereto agree as follows:

1. Life Insurance Benefit. As of the Effective Date, the JFH Trust is the owner of the life insurance policy more particularly described on Exhibit A (the “JFH Trust Policy”) and the Family Trust is the owner of the life insurance policy more particularly described on Exhibit B (the “Family Trust Policy”). The Corporation hereby agrees to pay the annual premiums on the JFH Trust Policy and the Family Trust Policy, as set forth on Exhibit A and Exhibit B respectively. The Corporation’s obligation under this Paragraph 1 shall continue until (a) the premiums and expenses of both the JFH Trust Policy and the Family Trust Policy have been paid in full or (b) the death of (i) Executive in the case of the JFH Trust Policy or (ii) both Executive and his spouse in the case of the Family Trust Policy.

2. Taxes. Executive acknowledges that the premium payments made pursuant to Paragraph 1 will be treated as compensation taxable to him. The Corporation agrees to make a tax gross-up payment on behalf of Executive, in an amount to be determined by the Corporation in its sole discretion, for each year in which a premium payment is made on the Policy by the Corporation.

3. Miscellaneous.

(a) This Agreement may not be amended, altered or modified except by a written instrument signed by the Parties or their respective successors or assigns and may not be otherwise terminated except as provided herein.

(b) This Agreement shall be binding upon the Parties, their heirs, legal representatives, successors and assigns.

(c) This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina except to the extent (if any) superceded by the laws of the United States.

(d) Headings in this Agreement are provided for purposes of convenience only and shall not affect the interpretation of the terms hereof.

(e) All notices and other communications hereunder must be in writing and shall be deemed to have been duly given when either personally delivered or placed in the United States mails by Certified Mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given as follows:

As to the Corporation:	Coca-Cola Bottling Co. Consolidated 4100 Coca-Cola Plaza Charlotte, North Carolina 28211

Attention: Executive Compensation and Benefits Department

As to the Trustee of the JFH Trust:	Jan M. Harrison [Intentionally Omitted]

As to the Trustee of the Family Trust:	John R. Morgan Poole, Thornbury & Morgan 732 Cherry Street Chattanooga, Tennessee 37402

As to the Executive:	J. Frank Harrison, III [Intentionally Omitted]

Any party may change its address (or the name of the person to whose attention communications hereunder shall be directed) from time to time by serving notice thereof upon the other party as provided herein.

[Signature page follows on next page]

2

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the 12th day of December, 2003 to be effective as of the Effective Date.

“JFH Trust”

/s/ Jan M. Harrison

Jan M. Harrison, as Trustee of the J. Frank Harrison, III 2003 Irrevocable Trust Dated December 8, 2003

“Family Trust”

/s/ John R. Morgan

John R. Morgan, as Trustee of the Harrison Family 2003 Irrevocable Trust Dated December 8, 2003

“Corporation”

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ Robert D. Pettas, Jr.

Name:	Robert D. Pettas, Jr.
Title:	Executive V.P. & Asst. to the Chairman

“Executive”

/s/ J. Frank Harrison, III

J. Frank Harrison, III

Exhibit A

JFH Trust

Insurance Policy

Insurer	Policy Number	Policy Date
Travelers Life & Annuity Company	7421840	December 19, 2003

Schedule of Premium Payments

Sixteen (16) annual payments of $145,431.66 commencing in December 2003.

Exhibit B

Family Trust

Insurance Policy

Insurer	Policy Number	Policy Date
Travelers Life & Annuity Company	7421839	December 19, 2003

Schedule of Premium Payments

Sixteen (16) annual payments of $77,271.87 commencing in December 2003.